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                                                                    EXHIBIT 23.6

                         [THE FINDLEY GROUP LETTERHEAD]


CONSENT OF THE FINDLEY GROUP


We consent to the use in this Registration Statement of CU Bancorp on Form S-4 of our fairness opinion dated October 23, 1995, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the references to our firm in such Proxy
Statement/Prospectus.

                                                 THE FINDLEY GROUP

                                                 /s/ Gary Steven Findley
                                                 -------------------------
November 9, 1995                                 Gary Steven Findley
                                                 Co-Director